EXHIBIT 25(A)





                             POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jack E. McGregor and Janet M. Hansen, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of the registrant, Aquarion Company, for the year ended December 31, 1993, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.




      Signature                     Title             Date



 /s/William S. Warner
- -------------------------------

   William S. Warner           Chairman of the        February 22, 1994
                              Board of Directors
                                 and Director


  /s/Jack E. McGregor
- -----------------------
   Jack E. McGregor       President, Chief Executive  February 22, 1994
                             Officer and Director
                             (Principal Executive
                                   Officer)


  /s/Janet M. Hansen
- -----------------------
    Janet M. Hansen       Senior Vice President and   February 22, 1994
                           Chief Financial Officer
                           (Principal Financial and
                             Accounting Officer)


- -----------------------
George W. Edwards, Jr.             Director           February 22, 1994



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- -----------------------
 Geoffrey Etherington              Director           February 22, 1994


/s/Norwick R. G. Goodspeed
- ---------------------------
Norwick R. G. Goodspeed            Director           February 22, 1994



 /s/Janet D. Greenwood
- -----------------------
  Janet D. Greenwood               Director           February 22, 1994


 /s/Donald M. Halsted, Jr.
- --------------------------------------
Donald M. Halsted, Jr.             Director           February 22, 1994



- -----------------------
    Eugene D. Jones                Director           February 22, 1994


 /s/Larry L. Pflieger
- -----------------------

   Larry L. Pflieger               Director           February 22, 1994

/s/G. Jackson Ratcliffe
- --------------------------------------
 G. Jackson Ratcliffe             Director            February 22, 1994


  /s/John A. Urquhart
- -----------------------
   John A. Urquhart                Director           February 22, 1994